                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                 ______________________________________________


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  November 17, 1995


                         MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)



  Delaware                          0-14203                  34-1470518
  --------                          -------                  ----------
(State or Other              (Commission File Number)       (IRS Employer
 Jurisdiction of                                          Identification No.)
 Incorporation)



805 Chicago Street, Toledo, Ohio                                       43611
(Address of Principal Executive Offices)                            (Zip Code)


      Registrant's telephone number, including area code:  (419) 729-3918.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On November 17, 1995, Ottawa River Steel Co. ("Ottawa"), a wholly-owned subsidiary of the Registrant, purchased from Doolan Industries, Inc., a Delaware corporation ("Doolan"), all of the business, assets and goodwill of Doolan's steel processing business located in Gary, Indiana. The assets acquired included, without limitation, inventory, supplies and fixed assets. The purchase price was $2,520,000, subject to adjustment based on the results of a physical inventory. The purchase price is payable as follows: (i) $2,340,000 paid at closing; (ii) $80,000 payable upon resolution of any disputes resulting from the physical inventory; and (iii) $100,000 paid into escrow at closing, to be released to Doolan 90 days after the closing date.
The purchase price was based upon the agreement of the parties as to the fair market value of the inventory and fixed assets.

         The sources of the funds used in making the acquisition were (i) an $800,000 loan from Finova Capital Corporation secured by a security interest in certain equipment included in the acquired assets, (ii) $900,000 from USL Capital Corporation pursuant to a sale and leaseback arrangement involving certain other equipment included in the acquired assets, and (iii) the remainder borrowed pursuant to Registrant's revolving credit facility with National Canada Finance Corp.

         (b) The acquired assets were used by Doolan in operating its steel processing facility in Gary, Indiana. Ottawa intends to continue such use of the acquired assets.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS

         (a)-(b) At this time, it is impracticable for the Registrant to provide the financial statements for the acquired business required by Item 7(a) or the pro forma financial information required by Item 7(b). Such financial statements and pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than February 2, 1996.

         (c) The Asset Purchase Agreement relating to the acquisition described in Item 2 is attached as Exhibit 1 to this Form 8-K. Pursuant to
Item 601(b)(2) of Regulation S-K, the schedules and exhibits to such Agreement are omitted. The Registrant will furnish supplementally a copy of any such schedule or exhibit to the Commission upon request.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MERIDIAN NATIONAL CORPORATION



Dated:  December 1, 1995          By:      Joseph Klobuchar, Jr.
                                           Vice President, Finance

                                   Exhibit 1



                            ASSET PURCHASE AGREEMENT

                                  by and among

                             OTTAWA RIVER STEEL CO.

                            DOOLAN INDUSTRIES, INC.

                                 TIMOTHY STEIN

                                      and

                             JUERGEN H. WEBERBAUER





                           Dated:  November 17, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                              Page

ARTICLE I            TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                     1.1      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                     1.2      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                     1.3      Method of Conveyance and Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                     1.4      Customer-Owned Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                     1.5      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE II           PAYMENT OF PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                     2.1      Amount of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                     2.2      Payment by Purchaser at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                     2.3      Final Determination of Inventory Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                     2.4      Scrap Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                     2.5      Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                     2.6      Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III          REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER AND SHAREHOLDERS  . . . . . . . . . . . . . . . . .    8

                     3.1      Organization and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                     3.2      Authority of Seller; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                     3.3      Fixed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                     3.4      Business Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                     3.5      Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                     3.6      Title to and Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                     3.7      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                     3.8      Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                     3.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                     3.10     Certificate of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                     3.11     Brokerage and Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                     3.12     Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                     3.13     Subject Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                     3.14     No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                     3.15     Purchase Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                     3.16     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                     3.17     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                     3.18     Transactions with Officers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                     3.19     Employee Benefit Plans and Other Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                                                                                              Page
                     3.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                     3.21     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                     3.22     Licenses and Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                     3.23     Schedule of Government Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                     3.24     Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                     3.25     Casualty Occurrences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                     3.26     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                     3.27     Material Misstatements or Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                     4.1      Organization and Good Standing of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                     4.2      Authority of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                     4.3      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                     4.4      Material Misstatements or Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE V            CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER   . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                     5.1      Representations True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                     5.2      All Consents Obtained . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                     5.3      Performance and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                     5.4      Receipt of Documents by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                     5.5      No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                     5.6      Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                     5.7      Delivery of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                     5.8      Instruments of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                     5.9      Termination of Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                     5.10     Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE VI           CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                     6.1      Representations True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                     6.2      All Consents Obtained . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                     6.3      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                     6.4      Receipt of Documents by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                     6.5      No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE VII          CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

                                                                                                                             Page
ARTICLE VIII         TERMINATION OF AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE IX           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .   40

                     9.1      Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                     9.2      Seller's and Shareholders' Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                     9.3      Defense of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                     9.4      Purchaser's Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                     9.5      Limitations on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                     9.6      Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

ARTICLE X            CONDUCT PRIOR TO CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                     10.1     Continuation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                     10.2     Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                     10.3     Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                     10.4     Maintenance of Inventory, Supplies and Fixed Assets . . . . . . . . . . . . . . . . . . . . . .   46
                     10.5     Employees and Sales Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                     10.6     Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                     10.7     Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE XI           ASSIGNMENT, THIRD PARTIES, BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE XII          EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE XIII         NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE XIV          REMEDIES NOT EXCLUSIVE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE XV           NON-COMPETITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                     15.1     Non-Competition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                     15.2     Disclosure of Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE XVI          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                     16.1     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                     16.2     Captions and Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                     16.3     Possession of Subject Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                     16.4     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                     16.5     Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                                                                                             Page
                     16.6     Bulk Sales Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                     16.7     Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                     16.8     Amendments, Supplements or Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                     16.9     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                     16.10    Governing Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                     16.11    Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                     16.12    Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                     16.13    Certain Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                     16.14    Data Processing Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                     16.15    Returned Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                     16.16    Health Care Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                LIST OF EXHIBITS



                                                                                                                             Page
Exhibit A        Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Exhibit B        Geographic Restrictions on Competition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                               LIST OF SCHEDULES

                                                                                                                             Page
1.1(c)           Fixed Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 10

1.1(f)           Subject Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.1(a)           Inventory Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5,  6

2.4              Definition of Scrap Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 5, 7, 51

2.5              Allocation of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

3.1              Jurisdictions of Incorporation, Qualification and
                 Business Conduct of Seller and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 9

3.2              Seller's Required Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

3.5(a)           Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10, 25

3.5(b)           Disclosures Respecting Leased Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10, 12, 13

3.7              Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

3.8              Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

3.9              Tax Waivers and Audits of Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

3.12             Employment Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18, 19, 20

3.15             Purchase Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

3.16             Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21, 22

3.17             Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

3.18             Ownership of Seller in Certain Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

3.19             Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22, 23, 24, 44

3.20             Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24, 25, 26, 42, 44

3.22             Licenses and Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5, 27

                                                                                                                             Page
3.23             Government Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

3.24             Warranties and Customer Service Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

3.25             Product Liability Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

3.26             Inventory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28, 29

4.2              Purchaser's Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29, 30

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT ("Agreement") is made this 17th day of November, 1995, by and among Ottawa River Steel Co., an Ohio corporation ("Purchaser"), Doolan Industries, Inc., a Delaware corporation ("Seller"), and Timothy Stein and Juergen H. Weberbauer (together, "Shareholders").

                                R E C I T A L S:
                                - - - - - - - -

         Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the business, assets, and goodwill of Seller's Steel Service Center located in Gary, Indiana, including its steel processing facility in Gary, Indiana (the "Gary Facility") and sales offices in Memphis, Tennessee (but not including the lease for such office or any Fixed Assets, Supplies or Inventory located at such office) and Cleveland, Ohio (collectively, the "Business").

         Shareholders own all of the capital stock of Seller.

         NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE I
                                  ---------
               TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES
               ------------------------------------------------

         1.1 TRANSFER OF ASSETS. On the terms and subject to the conditions in this Agreement, Seller will convey, transfer, assign and deliver to Purchaser on the Closing Date (defined below) all of the business, assets, and goodwill of the Business on the Closing Date of every kind and description, wherever located, known or unknown, tangible or intangible, including, without limitation, the following items in respect of the Business:

                 (a) All saleable and non-obsolete inventories of raw materials, work in process and finished goods owned by Seller on the Closing Date, wherever located, to the extent that such inventories are consistent in type and quantity with those historically maintained by Seller as shown on the books and records of Seller which have been shown to Purchaser excluding Scrap Inventory except to the extent purchased in accordance with Section 2.4 ("Inventory");

                 (b) All supplies owned by Seller on the Closing Date ("Supplies");

                 (c) All leasehold improvements, office equipment, automobiles, trucks, machinery, manufacturing and warehouse equipment, data processing equipment (located in Gary or Cleveland), furniture, fixtures, and other similar personal property owned or leased by Seller on the Closing Date including, without limitation, the items listed on Schedule 1.1(c) ("Fixed Assets");

                 (d) All prepaid expenses of Seller (excluding lease deposits) as of the Closing Date;

                 (e) All goodwill, computer programs and other data processing software, books and records (including, without limitation, all sales and customer records, supplier records, maintenance records, mailing lists and customer lists), trade secrets, technical information, "know-how", proprietary information and catalogs ("Intellectual Property");

                 (f) All right, title and interest of Seller in, to and under all contracts and commitments of Seller set forth on Schedule 1.1(f) (the "Subject Contracts"); and

                 (g) All rights against suppliers in respect of product warranties, and all claims and rights of action in respect of the Subject Assets, other than accounts receivable, to the extent that (with respect to Subject Contracts included in the Subject Assets) such claims or rights of action arise after the Closing; provided that Purchaser will consult with Seller prior to making any claims against suppliers pursuant to such rights.

The above-described assets are collectively referred to as the "Subject Assets". The Subject Assets do not include any cash, cash equivalents or accounts receivable.

         1.2     Assumption of Liabilities.
                 -------------------------

                 (a) Except as specifically provided in Section 1.2(b) below, Purchaser does not and will not assume any obligations or liabilities of Seller whatsoever. Seller will continue to be responsible for all obligations and liabilities of Seller (including, without limitation, (i) all sales commissions or other compensation earned by employees and sales representatives through the Closing Date, (ii) any rent or other charges payable to the landlord of the Gary Facility or any other leased property in respect of Seller's occupancy through the Closing Date, (iii) any liability in respect of any Benefit Plan (as defined in Section 3.19), (iv) all obligations and liabilities for taxes of any nature whatsoever (whether or not set forth on Schedule 3.9), including, without limitation, penalties, interest and additions to tax, relating to the conduct of the Business through the Closing Date and (v) returns, allowances, rejects or other claims of customers relating to sales occurring through the Closing
         Date), whether they are known or unknown, and Seller will satisfy each such obligation and liability as it becomes due.

                 (b) Seller will assign to Purchaser, and Purchaser will assume and agree to perform Seller's obligations under, (i) inventory purchase orders made after the date of this Agreement relating to inventory to be delivered after the Closing Date, but only to the extent that Purchaser approves such orders in writing before such orders are made, (ii) orders from customers for the processing of steel received after the date hereof which are not completed prior to the Closing Date, but only to the extent Purchaser approves such orders in writing before such orders are accepted, (iii) the Subject Contracts other than inventory Purchaser orders or orders from customers (to the extent that such obligations accrue from and after the Closing Date), and (iv) Subject Contracts that consist of inventory purchase orders and orders from customers entered into or received prior to the date of this Agreement.

         1.3 METHOD OF CONVEYANCE AND TRANSFER. The conveyance, transfer and delivery of the Subject Assets will be effected by bills of sale, endorsements, assignments (including, but not limited to, assignments of leases, accompanied by all requisite landlord consents, and assignments of all rights of Seller under any nondisturbance agreements from holders of mortgages on the fee simple titles to any leased property) and other instruments of transfer, all in such form as Purchaser reasonably requests, (i) vesting in Purchaser good title to the Subject Assets (other than the Subject Contracts), free and clear of all covenants, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, demands or other title defects or restrictions of any kind and (ii) conveying to Purchaser all of Seller's right, title and interest in and to the Subject Contracts.

         1.4 CUSTOMER-OWNED INVENTORY. It is acknowledged that in certain cases Seller processes inventory for customers who retain title and ownership of such inventory. Such inventory will not be included in the Subject Assets. Prior to the Closing, Seller will physically segregate and identify such customer-owned inventory as such, and at the Closing will provide Purchaser with a listing of such inventory.

         1.5 FURTHER ASSURANCES. Seller, at any time and from time to time after the Closing Date, upon request of Purchaser, will do, execute, acknowledge and deliver, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better conveying, transferring, assigning, and delivering to Purchaser, or to its successors and assigns, and for aiding and assisting in collecting and reducing to possession, all the Subject Assets and the franchises, licenses, permits and other authorizations referred to in Section 3.22.

                                  ARTICLE II
                                  ----------
                          PAYMENT OF PURCHASE PRICE
                          -------------------------

         2.1 AMOUNT OF PURCHASE PRICE. Purchaser agrees to pay to Seller for the Subject Assets, and Seller agrees to accept as payment in full therefor, a purchase price (the "Purchase Price") equal to the sum of:

                 (a) the aggregate value (as of the Closing Date) of the Inventory as calculated in accordance with Schedule 2.1(a) (the "Inventory Value"); and

                 (b)      1,720,000; and

                 (c) the amount, if any, payable pursuant to Section 2.4 below.

         2.2 PAYMENT BY PURCHASER AT CLOSING. For purposes of computing the amount of the Purchase Price to be paid at the Closing, the Inventory Value will be jointly estimated in good faith by the parties using Seller's books and records. At Closing Purchaser will pay an amount (the "Interim Purchase Price") equal to the sum of 90% of the Inventory Value estimate (the "Initial Inventory Payment") plus $1,720,000, as follows:

                 (a) The Interim Purchase Price, less $100,000, will be paid to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller;

                 (b) The amount of $100,000 will be deposited by Purchaser into escrow with Benesch, Friedlander, Coplan & Aronoff and Blank, Rome, Comisky & McCauley, as escrow agents, pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement").

         2.3     Final Determination of Inventory Value.
                 --------------------------------------

                 (a) Purchaser will cause a complete physical inventory to be taken as of the close of business on the Closing Date, at which authorized representatives of Seller will be present and permitted to participate. Seller and Purchaser agree to cooperate fully with each other to the end that mutual agreement may be reached with respect to the Inventory Value. Within 15 days after the Closing Date, Purchaser will prepare and deliver to Seller a detailed schedule (the "Inventory Value Schedule") showing the calculation of Inventory Value based upon the physical inventory and Schedule 2.1(a).

                 (b) Within 15 days after delivery of the Inventory Value Schedule, Seller may notify Purchaser in writing ("Seller's Notice of Objection") that the Inventory Value Schedule does not fairly reflect, in accordance with the provisions of this Agreement, the Inventory Value, setting forth in full detail the respects in which it fails to do so and the reasons for reaching that conclusion. In the event that Seller and Purchaser are unable to resolve any dispute so raised within 15 days after delivery of Seller's Notice of Objection, the determination of the portion of the Inventory Value in dispute will be resolved by arbitration in Cleveland, Ohio by a disinterested "Big Six" accounting firm mutually acceptable to Purchaser and Seller with the parties splitting evenly the costs of the arbitration service but each assuming its own other costs. Such firm will be instructed to promptly prepare and deliver to Seller and Purchaser a report setting forth its determinations with respect to the items in dispute.

                 (c) Within five days after receipt of the report of such accounting firm or the earlier settlement of any dispute, or, if no dispute exists, within the earlier of 20 days following delivery of the Inventory Value Schedule or five days following receipt by Purchaser of Seller's notification that no dispute exists, payment will be made as follows: If the Inventory Value exceeds the Initial Inventory Payment, Purchaser will pay an amount equal to the difference to Seller by wire transfer of immediately available funds. If the Inventory Value is less than the Initial Inventory Payment, Seller will pay an amount equal to the difference to Purchaser by wire transfer of immediately available funds.

         2.4 SCRAP INVENTORY. The inventory described on Schedule 2.4 ("Scrap Inventory") will not be conveyed by Seller at Closing. During a period of 60 days after the Closing Date, Seller will attempt to sell the Scrap Inventory to third parties. Purchaser will provide reasonable assistance to Seller in effecting such sales (such as loading trucks) provided that Purchaser's operations are not disrupted and all direct expenses (including, without limitation, freight) are paid by Seller. Any Scrap Inventory which Seller has not sold to third parties at the end of such period will be purchased by Purchaser at the prices set forth on Schedule 2.4, by wire transfer of immediately available funds.

         2.5 ALLOCATION OF PURCHASE PRICE. The parties agree to allocate the purchase price among the Subject Assets in accordance with the allocation schedule set forth in Schedule 2.5. Seller and Purchaser will prepare any information or forms required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and provide the other with a copy of such information and forms. Purchaser and Seller will each attach a copy of such information or forms as are required to be filed pursuant to Section 1060 of the Code to the tax return filed covering the period in which the transfer of the Subject Assets occurs. Seller and Purchaser will report the sale and purchase of the Subject Assets in accordance with the allocations set forth on
Schedule 2.5 for all federal, state and local tax purposes. Seller will indemnify and hold Purchaser harmless, and Purchaser will indemnify and hold Seller harmless, from and against any and all losses, liabilities and expenses, including, without limitation, reasonable attorneys' fees and additional income taxes, interest and penalties that may be incurred by the indemnified party as a result of the failure of the indemnifying party to so report the sale and purchase of the Subject Assets. Seller's tax identification number is 22-2279393 and Purchaser's tax identification number is 34-1186790.

         2.6 TRANSFER TAXES. All applicable sales and transfer taxes, if any, arising by reason of the transfer of the Subject Assets under this Agreement will be borne equally by Seller and Purchaser, except that Purchaser will pay all such taxes applicable to the transfer of the motor vehicles included in the Subject Assets.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                   ------------------------------------------
                           OF SELLER AND SHAREHOLDERS
                           --------------------------

         Seller and Shareholders, jointly and severally, represent and warrant to, and agree with, Purchaser as follows:

         3.1     Organization and Standing.
                 -------------------------

                 (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full power and authority to carry on the Business as and where now conducted and to own or lease and operate the Gary Facility and the other properties used in the Business at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it relating to the Business, or the nature of the Business, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Business. Shareholders are the sole legal and beneficial owners of the capital stock of Seller.

                 (b) Set forth on Schedule 3.1 is a true and correct list of all jurisdictions in which Seller (in respect of the Business or the Subject Assets) is qualified to do business as a foreign corporation and each jurisdiction where Seller (in respect of the Business or the Subject Assets) does business or owns or leases property.

         3.2 AUTHORITY OF SELLER; CONSENTS. The execution, delivery and consummation of this Agreement by Seller has been duly authorized by the board of directors and the shareholders of Seller in accordance with all applicable laws and the Certificate of Incorporation and By-Laws of Seller, and at the Closing Date, no further corporate action will be necessary on the part of Seller or its shareholders to make this Agreement valid and binding on Seller and enforceable against Seller in accordance with its terms. The execution, delivery and consummation of this Agreement by Seller (i) is not contrary to the Certificate of Incorporation or By-Laws of Seller, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any material indenture, mortgage, deed of trust, lease, instrument, order, contract or agreement or any judgment, decree, rule, regulation or law to which Seller is a party or to which Seller or any of the Subject Assets is subject or bound,
(iii) will not result in the creation of any lien or other charge upon any of the Subject Assets, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which Seller is a party or to which Seller or any of the Subject Assets is subject or bound. Except as may be listed on Schedule 3.2 ("Seller's Required Consents") no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Seller for the authorization of this Agreement or the consummation by Seller of the transactions contemplated in this Agreement.

         3.3 FIXED ASSETS. Set forth on Schedule 1.1(c) is a true and correct list of the Fixed Assets, setting forth a full and complete description of each item, asset identification numbers, location and any other relevant identification.

         3.4 BUSINESS RELATIONS. Seller has not received any notice of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials, supplies or products used in the Business and has no reason to believe that any such disruption will occur. Seller has not been advised by any customer or supplier that such customer or supplier intends to discontinue doing business with Seller or to materially adversely change the terms under which it does business with Seller. Seller has no reason to believe that any customer or supplier will, after the Closing, discontinue doing business with the Business or materially adversely change the terms under which it does business with the Business.

         3.5     LEASED PROPERTY.

                 (a) Schedule 3.5(a) is a true and complete list of all leases with respect to all real property leased by Tenant and relating to the Business (collectively, the "Leased

         Property"). Seller has furnished to Purchaser or its counsel true and complete copies of each lease set forth on Schedule 3.5(a).

                 (b) With respect to the Leased Property, except as set forth on Schedule 3.5(b):

                      (i) Seller has received no notice of a condemnation proceeding or eminent domain proceeding of any kind pending or threatened against any of the Leased Property;

                      (ii) To the knowledge of Seller, the Leased Property is occupied under valid and current certificates of occupancy, and the transactions contemplated by this Agreement will not require the issuance of any new or amended certificates of occupancy or the like;

                    (iii) Seller has received no notice that the Leased Property materially violates, or that any improvements to the Leased Property are not constructed in material compliance with, any applicable federal, state or local statutes, laws, ordinances, regulations, rules, codes, orders or requirements, including, without limitation, any building, zoning, fire or environmental laws or codes (the "Laws and Ordinances") and Seller will convey, transfer and assign the Leased Property free from any such violations;

                      (iv) Seller has obtained all appropriate licenses, permits, building permits and occupancy permits that are required by the leases for the Leased Property;

                      (v) To Seller's knowledge, there are no outstanding variances or special use permits affecting the Leased Property or its uses;

                      (vi) No notice of a violation of any Laws and Ordinances, or of any covenant, condition, easement or restriction affecting the Leased Property or relating to its use or occupancy has been received by Seller, nor is Seller aware of any such violation or any failure to comply with any Laws and Ordinances;

                    (vii) To Seller's knowledge, no portion of the Leased Property is located within a special flood plain area as designated by the Federal Emergency Management Agency or other applicable government authority;

                   (viii) Seller has received no notice of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against the Leased Property, and there are no present assessments or special assessments against the Leased Property;

                      (ix) The Leased Property either (a) is accessible directly from all public streets on which it abuts, or (b) uses adjoining private land to access the same in accordance with valid public or private easements. Seller has no knowledge of any condition which would result in the termination of such access;

                      (x) Seller has received no notice of outstanding requirements or recommendations by the insurance companies who issued the insurance policies insuring the Leased Property, or by any board of fire underwriters or other body exercising similar functions requiring or recommending any repairs or work to be done on the Leased Property;

                      (xi) All leases for the Leased Property (other than the Gary Facility) are duly executed and, where required, witnessed and acknowledged to make them valid and binding and in full force and effect for their full term, and none have been modified, amended, sublet or assigned by Seller;

                    (xii) The rental set forth in each such lease (other than the Gary Facility) is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth on Schedule 3.5(b);

                   (xiii) There is no default by Seller (either waived by the landlord or otherwise) or any other party which affects the Leased Property (other than the Gary Facility), nor has Seller received notice of any alleged default;

                    (xiv) Except as set forth on Schedule 3.5(b), all security deposits required by such leases have been made and have not been refunded or returned, or their forfeiture claimed, in whole or in part, by any lessor;

                      (xv) All leasehold improvements on the Leased Property are in good operating condition and repair, after taking into account ordinary wear and tear, and are adequate for the operation of the business of Seller as presently conducted and all contributions required to have been paid by any lessor of Leased Property in respect of any such leasehold improvements have been paid.

         3.6 TITLE TO AND CONDITION OF ASSETS. Seller owns and possesses and will own and possess as of the Closing Date good title to the Inventory, the Supplies, the Fixed Assets and the Intellectual Property, free and clear of all conveyances, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, easements, limitations, servitudes, other title defects or restrictions of any nature. Seller has and will have as of the Closing Date the right, power and capacity to convey, transfer, assign and deliver all of such assets free and clear of any title defect or restriction, including, without limitation, those enumerated in this Section 3.6. All tangible Subject Assets of Seller are in Seller's possession or under its control, and all machinery and equipment included in the Subject Assets is in good operating condition and repair, after taking into account ordinary wear and tear, and is adequate for the purposes intended. The maintenance records with respect to such machinery and equipment are accurate. Seller possesses the Subject Assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business. The Subject Assets comprise all of the assets Seller has historically used in the operation of the Business.

         3.7 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Seller provided Purchaser with the financial statements of the Business listed on Schedule 3.7 (the "Financial Statements") and the related reports, schedules, analyses, books, records and documents supporting such financial statements listed on Schedule 3.7 (the "Supporting Information"). In addition, Seller will provide to Purchaser monthly financial statements for each month after August, 1995 (the "New Monthly Financial Statements") as soon as practicable after the end of each month. The Financial Statements (i) have been (and the New Monthly Statements, when delivered, will have been) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) present fairly in all material respects (and the New Monthly Statements, when delivered, will present fairly in all material respects) the financial condition and the results of its operations at and for the periods therein specified, (iii) are (and the New Monthly Statements, when so delivered, will be) consistent with the books and records of Seller, and (iv) include (and the New Monthly Statements, when so delivered, will include) all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. The Supporting Information is true and complete in all material respects.

         In addition, Seller provided Purchaser with audited financial statements including any accompanying notes and schedules of the Business described as Statement of Assets to be sold as of December 31, 1994 and Statements of Revenues and Certain Expenses for the years ended December 31, 1994 and 1993 together with the report of Arthur Andersen & Co., independent public accountants, and unaudited interim financial statements of the Business described as Statement of Assets to be sold as of September 30, 1995 (collectively, the "Special Financial Statements"). The Special Financial Statements present fairly, in all material respects, the assets to be sold and the results of operations at and for the periods therein specified in conformity with generally accepted accounting principles.

         3.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 1994, Seller has actively conducted the Business in the ordinary and regular course consistent with past practice. Except as set forth on Schedule 3.8, since such date, there has not been any material adverse change in the Business or the condition (financial or otherwise), assets or results of operations of Seller in respect of the Business. To Seller's knowledge, there has not occurred any event (other than general economic and industry conditions) which could cause such a change. Without limiting the generality of the foregoing, except as set forth on Schedule 3.8, since December 31, 1994, there has not been:

                 (a) Any increase made or promised in the compensation or other remuneration payable or to become payable by Seller to any employees of the Business;

                 (b) Any mortgage or pledge of, or any other lien, charge or encumbrance of any kind, on any of the assets, tangible or intangible, of Seller relating to the Business;

                 (c) Any sale or transfer of any assets of the Business, except for sales of inventory in the ordinary course of business;

                 (d) Any amendments or termination of any contract, agreement or license relating to the Business and included in the Subject Assets;

                 (e) Any legally binding commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by Seller relating to the Business;

                 (f) Any transaction entered into by Seller relating to the Business other than in the ordinary course of business consistent with past practice;

                 (g) Any adoption by Seller of a bonus, stock option, profit-sharing, pension plan or similar arrangement or any changes in any such existing plans;

                 (h) Any incurrence (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) in respect of the Business other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice;

                 (i) Any material adverse change in collection loss experience in respect of the Business;

                 (j) Any material adverse change in Seller's experience in respect of customer sales allowances, discounts or returns;

                 (k) Any change in accounting principles or practices from those utilized in the preparation of the Financial Statements;

                 (l) Any significant change in Seller's pricing policies or practices in respect of the Business;

                 (m) Any discontinuation, significant diminution or adverse change in the terms of Seller's relationship with any customer or supplier;

                 (n) Any material change in the type of products purchased or sold by Seller in respect of the Business;

                 (o) Any significant change in the types or quantities of inventories maintained by Seller in respect of the Business;

                 (p) Any material adverse change in Seller's ability to service customers on a basis consistent with prior practice or any event which may cause such material adverse change;

                (q) Any significant change in credit terms provided to any customer; or

                 (r) Any significant increase in product returns by customers.

         3.9     TAXES.
                 -----

                 (a) Except as set forth on Schedule 3.9, Seller has filed all income, franchise, sales, withholding and other tax returns and reports of every nature whatsoever required to be filed by it accurately reflecting all taxes owing to the United States and all other governments or any government subdivisions, state or local, and taxing authorities, and Seller has paid in full or made adequate provision for the payment of all taxes (including penalties and interest) shown on such returns and reports. Seller has no knowledge of any unassessed tax deficiency proposed or threatened against Seller as a result of the operation of the Business. There are no liens on the Subject Assets as a result of any tax liabilities except for taxes not yet due and payable. There are, and after the date of this Agreement will be, no tax deficiencies (including penalties and interest) of any kind assessed against or relating to Seller with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in liens or claims on any of the Subject Assets or on Purchaser's title to or use of the Subject Assets, or that would result in any claim against Purchaser in respect of the Business.

                 (b) Except as set forth on Schedule 3.9, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign tax return of Seller for any period. Except as set forth on Schedule 3.9, the federal income tax returns of Seller have not been audited by the Internal Revenue Service since the inception of Seller. Except as set forth on Schedule 3.9, there are no audits pending by any state, local or foreign taxing authority.

         3.10 CERTIFICATE OF INCORPORATION AND BY-LAWS. True, accurate and complete copies of the Certificate of Incorporation and By-laws of Seller, together with all amendments thereto, have been delivered to Purchaser or its counsel.

         3.11 BROKERAGE AND FINDER'S FEES. No shareholder, officer, director or agent of Seller has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement, except Johnson Enterprises, Inc.

         3.12    EMPLOYMENT MATTERS.

                 (a) Except as set forth on Schedule 3.12, Seller in respect of the Business is not a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.

                 (b) Except for General Service Employees Union Local No. 73, Service Employees International Union's (the "Union") representation of the production employees of Seller's Gary Facility, no labor organization or union has been certified by the National Labor Relations Board or any other federal, state or local agency, or recognized by the Seller, as a collective bargaining representative of any employees of Seller in respect of the Business, and no collective bargaining relationship otherwise exists with any labor organization or union in respect of the Business. No labor organization or union has, within the past 12 months, invoked the processes of the National Labor Relations Board or any other federal, state or local agency seeking to represent, for purposes of collective bargaining, any of the Seller's employees in respect of the Business, no labor organization or union has, within the last 12 months, requested or demanded recognition as a collective bargaining representative of any employees of Seller in respect of the Business. To the best of Seller's knowledge, no union or labor organization is currently engaging in any of the following organizational activities with respect to the employees of Seller in respect of the Business:
         (i) soliciting authorization cards from such employees, (ii) distributing literature to such employees, (iii) holding or conducting informational or organizational meetings for such employees, or (iv) contacting such employees by mail, telephone or in person, for the purpose of inducing or encouraging such employees to support union organization of any part of the Business.

                 (c) Except as set forth on Schedule 3.12, the employment by Seller of any person in respect of the Business (whether or not there is a written employment agreement) is at-will and may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

                 (d) Except as set forth on Schedule 3.12, there are no active, pending or, to the best of Seller's knowledge, threatened administrative or judicial complaints, charges, investigations or proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act, the Labor Management Relations Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Polygraph Protection Act, the Employee Retirement Income Security Act, any State Fair Employment Practice law or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to the employment of labor, compensation for employment or termination of employment, with respect to employees of the Seller employed in the Business. To the best of Seller's knowledge, it has, in respect of the Business, complied in all material respects with all foreign, federal, state and local laws (including common law), ordinances and regulations including, without limitation, those laws referenced above in this subsection (d), which relate to employees, the employment of labor, compensation for employment and termination of employment relationships.

                 (e) Except as set forth on Schedule 3.12, there are no active, pending or, to the best of Seller's knowledge, threatened grievances, arbitrations, or demands for arbitrations under the Grievance and Arbitration Procedure contained in the collective bargaining agreement between Seller and the Union in respect of the Business. Other than as contained in such collective bargaining agreement, Seller does not maintain any grievance procedure under which it is obligated to adjust or resolve employee grievances or complaints in manner other than through the exercise of Seller's own discretion.

                 (f) The relation of Seller with its employees in respect of the Business is satisfactory and there are no pending or threatened labor difficulties.

                 (g) Schedule 3.12 sets forth a true and correct list of all employees of Seller in respect of the Business (as used in this Agreement, the term "employees" includes employees, salesmen, agents, sales representatives and all other persons associated with the Seller), their addresses and social security numbers, compensation and perquisites paid or required to be paid in respect of 1995, accrued vacation and sick pay, the nature of their duties and the date and amount of their last increase in compensation. A true, correct and complete copy of each written employment contract and a description of each oral employment agreement or promise with any employee has been delivered to Purchaser or its counsel.

         3.13 SUBJECT CONTRACTS. The Subject Contracts are valid and binding contracts and are in full force and effect. Schedule 3.13 includes a description of any consents or approvals required of third parties under the terms of the Subject Contracts for the consummation of the transactions contemplated by this Agreement. Except for the Subject Contracts, Seller is not a party to any written or oral contract, agreement, lease, license, mortgage, deed of trust, note, guaranty, instrument relating to the Business, other than those that (i) may be cancelled by Seller on 30 days' notice or less without incurring a liability or obligation on the part of Seller for such cancellation and which is not material to the Business or the condition (financial or otherwise), assets or results of operations of Seller in respect of the Business, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than $10,000. A true, correct and complete copy of each written, and a description of each oral, Subject Contract, has been delivered to Purchaser or its counsel.

         3.14 NO DEFAULTS. Seller is not in default (nor is any such default alleged to exist) under the terms of any Subject Contracts, which default would have a material adverse effect on the Business, nor, to Seller's knowledge, has any condition or event occurred or been threatened, which, after notice or the passage of time, or both, would constitute such a default. To Seller's knowledge, no such default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of the Subject Contracts.

         3.15 PURCHASE ORDERS. Schedule 3.15 is a true and complete list of all purchase orders under which the Seller is or will become obligated to pay any particular vendor an aggregate sum in excess of $5,000.

         3.16 LITIGATION. Schedule 3.16 is a true and complete list of all administrative or judicial proceedings to which Seller is a party or to which it, to its knowledge, has been threatened to be made a party which relate, directly or indirectly, to any of the Subject Assets, including, without limitation, proceedings that could affect title to or interests in the Subject Assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or, to its knowledge, threatened against or affecting the Business or any of the Subject Assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have a material adverse effect on the Business or the assets, condition (financial or otherwise) or results of operations of Seller in respect of the Business. Seller has not received notice that it is the subject of any governmental investigation in respect of the Business and Seller is not subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign applicable to the Business. Schedule 3.16 indicates which of the matters listed are covered by valid insurance and the extent of such coverage.

         3.17 INSURANCE. Schedule 3.17 is a true and correct list of all the policies of insurance covering the Business and Subject Assets presently in force. Seller has not received any notice of cancellations with respect to any of such policies. Seller has not been refused any insurance by any insurance carrier to which it has applied for insurance during the last five years.

         3.18 TRANSACTIONS WITH OFFICERS, ETC. Schedule 3.18 is a true and correct list of the ownership of Seller or any of its officers, directors or other employees or shareholders, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, in any entity that has any existing contractual relationship, oral or written, or other business relationship with Seller.

         3.19    EMPLOYEE BENEFIT PLANS AND OTHER PLANS.

                 (a) For purposes of this Section 3.19, the following definitions apply:

                      (i) "Benefit Plan" means each deferred compensation, pension, profit-sharing and retirement plan, each plan or written policy for the provision of bonuses, severance and/or other employee benefits, and each "employee benefit plan" (as defined in ERISA Section 3(3)) that a Controlled Group Member maintains, contributes to or previously contributed to, has liability with respect to, or has an obligation to contribute to;

                      (ii) "Controlled Group Member" means Seller and each other person or entity required to be aggregated with Seller under Code Section 414(b), (c), (m) or (o); and

                      (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (b) No Controlled Group Member has directly or indirectly acted in any manner or incurred any obligation or liability, and will not directly or indirectly act in any manner in the future or incur any obligation or liability in the future with respect to any Benefit Plan which has or could give rise to any liens on any of the Subject Assets, or which could result in any liability or obligation to Purchaser, whether arising out of the establishment, operation, administration or termination of such Benefit Plans or the transactions contemplated by this Agreement. Further, Purchaser shall have no successor liability with respect to any Benefit Plan or any contributions or benefits due thereunder.

                 (c) Schedule 3.19 is a true and correct list of all Benefit Plans that Seller, directly or indirectly, sponsors, maintains or contributes to or has, directly or indirectly, sponsored, maintained, or had an obligation to contribute to at any time within the five (5) year period ending on the Closing Date.

                 (d) Schedule 3.19 identifies each Benefit Plan that is (or was) subject to Title IV of ERISA ("ERISA Pension Plan"). With respect to such ERISA Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA, a representative of such ERISA Pension Plan has orally advised Purchaser that the ERISA Pension Plan's assets exceeded its liabilities as of December 31, 1994. No withdrawal liability will arise if Purchaser withdraws from such ERISA Pension Plan by December 31, 1995.

                 (e) Full payment has been made of all amounts that a Controlled Group Member is required, under applicable law or under any Benefit Plan, to have paid as a contribution thereto for the plan years of each such plan ended prior to the date of this Agreement, and each Controlled Group Member has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements.

                 (f) Each Controlled Group Member has timely provided or will timely provide all notices and any continuation of health benefit coverage (including, without limitation, medical and dental coverage) required to be provided to employees, former employees or the beneficiaries or dependents of such employees or former employees, under Part 6 of Subtitle B of Title I of ERISA or, as applicable, COBRA to the extent such notices and continuation of health benefit coverage are required to be provided by reason of the events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement.

         3.20    ENVIRONMENTAL MATTERS.

                 (a)      Definitions.  For purposes of this Section:

                      (i) "Contaminant" means any substance or waste containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., and any other substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes asbestos-containing material and petroleum or petroleum-based products.

                      (ii) "Requirements of Law" means any federal, state or local law, rule, regulation, guideline, permit, agreement, order or other binding determination of any governmental authority relating to the environment, public health or safety.

                    (iii) "Release" has the same meaning as in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ.

                 (b)      Except as set forth on Schedule 3.20:

                      (i) Seller has not caused, made any arrangement for or, to the extent within its reasonable control, allowed, any Contaminant to be treated, transported, recycled, stored, released or disposed of in violation of applicable Requirements of Law on or off-site of any of the Leased Property listed on Schedule 3.5(a);

                      (ii) the Business and, to the best knowledge of Seller, the Leased Property, is in compliance in all material respects with all applicable Requirements of Law;

                      (iii) Seller has not received any notice of any claim or investigation and is not subject to any order or agreement, regarding any remedial action or the Release, threatened Release or presence of a Contaminant or any violation of any Requirements of Law in respect of any of the Leased Property; and

                 (c)  Except as set forth on Schedule 3.20:

                      (i) Seller has obtained all environmental, health and safety permits necessary, and made all notifications, reports and disclosures necessary, for the current use of the Subject Assets;

                      (ii) all such permits, notifications, reports and disclosures are in good standing and Seller has made timely application for renewal of such permits where necessary;

                    (iii) Seller is in compliance in all material respects with all terms and conditions of such permits, notifications, reports and disclosures; and

                    (iv) the Subject Assets are in compliance in all material respects with all applicable Requirements of Law.

                 (d) Except as set forth on Schedule 3.20, Seller has not caused there to be on or in the Subject Assets, including but not limited to, the Leased Property in violation of applicable Requirements of Law:

                      (i) any treatment, transport, storage, recycling or disposal, or arrangement therefor, of any hazardous waste as that term is defined under 40 CFR Part 261 or any state equivalent;

                      (ii) any underground storage tanks, in use or, to Seller's knowledge, abandoned;

                    (iii)         any asbestos-containing material;

                    (iv) any polychlorinated biphenyls (PCBs) in any hydraulic oils, transformers, capacitors or other electrical equipment.

         3.21 COMPLIANCE WITH LAWS. Seller has complied in all material respects with all laws, regulations, rules and orders of any governmental department or agency or any other commission, board, agency or instrumentality, federal, state or local, or other requirements of law affecting the Business. Any specific warranty and representation in this Article III as to compliance with a particular law, regulation, rule or order is not intended to limit the generality of this Section 3.21.

         3.22 LICENSES AND RIGHTS. Seller possesses all material franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in the Business as presently conducted in and at the Gary Facility and the sales offices in Memphis, Tennessee and Cleveland, Ohio. Such franchises, licenses, permits and other authorizations are listed on Schedule 3.22.

         3.23 SCHEDULE OF GOVERNMENT REPORTS. Schedule 3.23 is a true and correct list, and Seller has furnished to Purchaser complete copies of all reports, if any, filed since December 31, 1991, by Seller in respect of the Business with the Department of Labor, Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency, Securities and Exchange Commission or Pension Benefit Guarantee Corporation, or any similar state agency.

         3.24 PRODUCTS. Schedule 3.24 contains a written statement accurately describing Seller's warranties and customer service policies and any recurring warranty problems or material non-recurring problems. Seller does not have any outstanding contracts or proposals that depart from the warranty and customer service policy and practice described in such Schedule. Except as may be listed on Schedule 3.24, no claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of Seller's products are presently pending or threatened.

         3.25 CASUALTY OCCURRENCES. Schedule 3.25 is a true and correct list of claims during the last five years of damages to persons or property involving any defects or alleged defects in any products of the Business or their design. All such occurrences are fully and adequately covered by paid-for insurance.

         3.26 INVENTORY. The Inventory of Seller (other than Scrap Inventory) consists only of items of a quality and quantity usable and saleable in the ordinary course of business, consistent with past practice. The value at which the inventory is carried on Seller's books reflects the lower of cost (on an actual cost basis) or estimated net realizable market value, and is based on quantities determined by physical count. Except as set forth on
Schedule 3.26, the composition of Seller's inventory is consistent in types and quantities with that historically maintained by Seller as shown on the books and records of Seller which have been delivered to Purchaser. All inventory is, and at the Closing will be, located at the Gary Facility or at the locations listed on Schedule 3.26.

         3.27 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by Seller in this Agreement or in any document, statement, certificate or Schedule furnished or to be furnished to Purchaser or its counsel pursuant to this Agreement, or in connection with the transactions contemplated under this Agreement (collectively, the "Documents"), contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

         Purchaser warrants and represents to, and agrees with, Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

         4.2 AUTHORITY OF PURCHASER. The execution, delivery and consummation of this Agreement by Purchaser has been authorized by the board of directors of Purchaser in accordance with all applicable laws and the Articles of Incorporation and Code of Regulations of Purchaser, and at the Closing Date no further corporate action will be necessary on the part of Purchaser to make this Agreement valid and binding on Purchaser and enforceable against Purchaser in accordance with its terms. The execution, delivery and consummation of this Agreement by Purchaser (i) is not contrary to the Articles of Incorporation or Code of Regulations of Purchaser, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any material indenture, mortgage, deed of trust, lease, instrument, order, contract or agreement or any judgement, decree, rule, regulation or law to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound,
(iii) will not result in the creation of any lien or other charge upon any of its assets, and (iv) will not result in any acceleration or termination of any loan or security interest agreement to which Purchaser is a party or to which Purchaser or any of its assets is subject or bound. Except as may be listed on
Schedule 4.2 ("Purchaser's Required Consents"), no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Purchaser for the authorization of this Agreement or the consummation by Purchaser of the transactions contemplated in this Agreement.

         4.3 LITIGATION. Purchaser is not a party to, nor has it been threatened to be made a party to, any administrative or judicial proceeding which, if finally determined adversely to Purchaser, would have a material adverse effect upon Purchaser's ability to enter into and perform this Agreement and the transactions contemplated by this Agreement.

         4.4 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by Purchaser in this Agreement or in any document statement, certificate or Schedule furnished or to be furnished to Seller or its counsel pursuant to this Agreement, or in connection with the transactions contemplated under this Agreement, contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein in light of the circumstances under which made, not misleading.

                                   ARTICLE V
                                   ---------

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                ------------------------------------------------

         The obligations of Purchaser under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         5.1 REPRESENTATIONS TRUE. The representations and warranties of Seller contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement and except that representations and warranties made as of a specific date (other than the date of this Agreement) shall be true, complete and accurate as of such date.

         5.2 ALL CONSENTS OBTAINED. All of Seller's Required Consents and Purchaser's Required Consents have been obtained.

         5.3 PERFORMANCE AND OBLIGATIONS. Seller has duly performed all obligations, covenants and agreements under this Agreement required to be performed or complied with by Seller on or before the Closing Date.

         5.4     RECEIPT OF DOCUMENTS BY PURCHASER.  Purchaser has received:

                 (a) a certificate executed by the President and Secretary or Treasurer of the Seller certifying as to the fulfillment of the matters contained in Sections 5.1, 5.2, 5.3 and 5.5.

                 (b) a true and correct copy of Seller's Certificate of Incorporation, certified by the Secretary of State of Delaware as of a date not more than ten days prior to the Closing Date, and a true and correct copy of Seller's By-Laws certified by the Secretary of Seller as of the Closing Date.

                 (c) a written opinion from counsel for Seller (who must be satisfactory to Purchaser and its counsel), dated as of the Closing Date, addressed to Purchaser, satisfactory to Purchaser and its counsel in form and substance, to the effect that:

                      (i) Seller is duly incorporated, validly existing and is in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to carry on the Business as and where now conducted, to own or lease the Subject Assets and to operate the Gary Facility, and is qualified to do business as a foreign corporation and is in good standing in Indiana;

                      (ii) Seller has the requisite corporate power and authority to convey, transfer and assign the Subject Assets to Purchaser as provided in this Agreement;

                    (iii) Seller has the requisite corporate power to execute, deliver and carry out its obligations under this Agreement and the execution, delivery and performance of this Agreement by Seller have been duly authorized by all requisite corporate action, including, without limitation, the requisite authorization by the shareholders of Seller;

                      (iv) Except as set forth in this Agreement or in any Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement by Seller (a) are not in conflict with the Certificate of Incorporation or By-Laws of Seller, (b) do not (with or without notice or the passage of time or both) constitute a default under, and are not in conflict with, any material Contract known to such counsel to which Seller is a party and which relates to the Business or to which any of the Subject Assets are subject, (c) do not violate any order, judgment or decree known to such counsel or any rule, regulation or law, and (d) will not (with or without notice or the passage of time or both) result in the creation of any lien or any charge on or any loss of any of the Subject Assets or in the acceleration or termination of any material Contract known to such counsel to which Seller is a party and which relates to the Business or to which any of the Subject Assets are subject;

                      (v) Except with respect to those matters as may be disclosed in any Schedule, such counsel has no knowledge of any action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting Seller in respect of the Business or any of the Subject Assets at law or in equity, or before or by any federal, state, municipal or other governmental department or by any other commission, board, agency or instrumentality, domestic or foreign, that can reasonably be expected to have material adverse effect on the Business or the Subject Assets;

                 (d) certified copies of resolutions duly adopted by the shareholders and board of directors of Seller approving this Agreement and the transactions contemplated under it;

                 (e)      the Escrow Agreement.

         5.5 NO LITIGATION. No suit, action, or other proceeding (other than by Purchaser) is pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement, or which is likely to materially and adversely affect the value of the Business or the Subject Assets.

         5.6 EMPLOYMENT MATTERS. Except for incentive compensation and general expense reimbursements, which will be paid by Seller in accordance with customary business practices, all employees of Seller employed in the Business shall be fully paid by Seller through the Closing, and there shall be no unpaid compensation, bonus, sick pay liability, vacation pay liability, accrued vacation time, travel expense reimbursements or any other employee benefit due and owing any employee of Seller at the time of Closing. Seller shall terminate the employment of all its employees immediately prior to the Closing, and it is agreed that in the event any notice under the Worker Adjustment Retraining Notification Act is required in connection with such termination, such notice shall be the sole responsibility of Seller.

         5.7 DELIVERY OF BOOKS AND RECORDS. Seller has delivered or made available to Purchaser all books and records of Seller relating to or reasonably required for the operation of the Business, including, without limitation, copies of all Contracts, financial and accounting records, supplier records, credit files and records relating to customers, equipment maintenance records, files and records relating to employees, and all related correspondence. In addition, for a period of one year after the Closing Date, Seller will provide Purchaser access to and the ability to inspect and copy all customer credit files and other records relevant to the Business which are maintained at Seller's New Jersey offices.

         5.8 INSTRUMENTS OF TRANSFER. Seller has executed and delivered to Purchaser good and sufficient instruments of transfer transferring to Purchaser title to all of the Subject Assets as required pursuant to Section 1.3. The instruments of transfer must be in form and substance reasonably satisfactory to Purchaser and its counsel, which form is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfer. All of such instruments must contain general warranties of title and good right to convey.

         5.9 TERMINATION OF SECURITY INTERESTS. Seller has delivered to Purchaser evidence of the termination of all security interests and liens on the Subject Assets.

         5.10 ABSENCE OF CHANGES. There has been no material adverse change in the Business, condition (financial or otherwise), assets, results of operations or prospects of Seller in respect of the Business since December 31, 1994.

                                   ARTICLE VI
                                   ----------

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

         The obligations of Seller under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing
Date:

         6.1 REPRESENTATIONS TRUE. The representations and warranties of Purchaser contained in this Agreement are true, complete and accurate in all material respects on and as of the Closing Date to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         6.2 ALL CONSENTS OBTAINED. All of Seller's Required Consents and Purchaser's Required Consents have been obtained.

         6.3 PERFORMANCE OF OBLIGATIONS. Purchaser has duly performed all obligations, covenants and agreements under this Agreement required to be performed or complied with by Purchaser on or before the Closing Date.

         6.4     RECEIPT OF DOCUMENTS BY SELLER.  Seller has received:

                 (a) the Interim Purchase Price for the Subject Assets as provided in Section 2.2;

                 (b) a certificate executed by the President and Secretary or Treasurer of Purchaser certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3 of this Article;

                 (c) a written opinion from counsel for Purchaser, dated as of the Closing Date, addressed to Seller, satisfactory to Seller and its counsel in form and substance, to the effect that:

                      (i) Purchaser is duly incorporated, validly existing and is in good standing under the laws of the State of Ohio, has the requisite corporate power and authority to carry on its business as and where now conducted, and to own or lease and operate its properties at and where now owned or leased and operated by it;

                      (ii) Purchaser has the requisite corporate power and authority to execute, deliver and carry out its obligations under this Agreement and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action;

                    (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement by Purchaser are not in conflict with the Articles of Incorporation or Code of Regulations of Purchaser;

                      (iv) This Agreement constitutes the legal, valid, and binding obligations of Purchaser, and is enforceable against Purchaser in accordance with its terms with appropriate bankruptcy exceptions; and

                      (v) Except as set forth in this Agreement or in any Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement by Purchaser (a) are not in conflict with the Articles of Incorporation or Code of Regulations of Purchaser,
                 (b) do not (with or without notice or the passage of time or both) constitute a default under, and are not in conflict with, any material contract known to such counsel to which Purchaser is a party or to which any of its assets are subject,

                 (c) do not violate any order, judgment or decree known to such counsel or any rule, regulation or law, and (d) will not (with or without notice or the passage of time or both) result in the creation of any lien or any charge on or any loss of any assets of Purchaser or in the acceleration or termination of any material Contract known to such counsel to which Purchaser is a party or to which any of its assets are subject.

                      (vi) Except with respect to those matters as may be disclosed in any Schedule, such counsel has no knowledge of any action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department or by any other commission, board, agency or instrumentality, domestic or foreign, that can reasonably be expected to have material adverse effect on Purchaser's ability to fulfill its obligations under this Agreement.

                 (d) certified copies of resolutions duly adopted by the Board of Directors of Purchaser approving this Agreement and the transactions contemplated under it; and

                 (e)      the Escrow Agreement.

         6.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to obtain material damages from Seller in connection with this Agreement or the consummation of this Agreement.

                                  ARTICLE VII
                                  -----------

                                    CLOSING
                                    -------

         The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Benesch, Friedlander, Coplan & Aronoff, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114 on November 17, 1995 at 10:00 A.M. or such other date mutually agreeable to the parties (the "Closing Date"). If the Closing has not taken place by such date by reason of failure of fulfillment of any condition or conditions contained in this Agreement, then the party for whose benefit such condition or conditions exists may, by written notice to the other party, extend the Closing Date for a period of 60 days to permit fulfillment of such condition or conditions. Unless the parties otherwise agree in writing, if the Closing has not occurred by December 31, 1995, then this Agreement will be deemed to have been terminated and abandoned, subject to the legal rights and remedies of either party arising out of the other party's breach of any of the provisions of this Agreement. The parties will in good faith use all reasonable efforts to achieve the Closing.

                                  ARTICLE VIII
                                  ------------

                            TERMINATION OF AGREEMENT
                            ------------------------

         This Agreement and the transactions contemplated under it may be terminated and abandoned at any time prior to the Closing Date:

                 (a)      by mutual consent in writing of Purchaser and Seller;

                 (b) by Purchaser or Seller if, in the case of Purchaser, there has been a material misrepresentation or breach of warranty in the representation and warranties of Seller made under this Agreement or if, in the case of Seller, there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser made under this Agreement;

                 (c) by Purchaser if all or any portion of the Subject Assets have been materially damaged or destroyed before the Closing;

                 (d) By Purchaser if any of the Leased Property has been taken, in whole or in part, by eminent domain or by conveyance in lieu of eminent domain;

                 (e)      by Purchaser, if any of the conditions contained in
         Article V, or by Seller, if any of the conditions contained in Article VI, respectively, have not been fulfilled in all material respects.

Any termination pursuant to this Article VIII will not affect the obligations of the parties under Article XII or the last two sentences of the first paragraph of Section 16.5, and will be without prejudice to the terminating party's legal rights and remedies by reason of any breach of this Agreement occurring prior to such termination. Notwithstanding anything in this Agreement to the contrary, if, on the Closing Date, (i) all of the conditions to Closing contained in Article VI have been satisfied, (ii) Purchaser has notified Seller of its intention to consummate the transactions contemplated under this Agreement, and (iii) Purchaser is ready and able to pay Seller the Interim Purchase Price and furnishes evidence to that effect to Seller, and if the Closing does not occur due to the refusal of Seller to so consummate the transactions contemplated under this Agreement, Purchaser, in addition to and not in limitation of any other remedies available to it, will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due Purchaser in such case may not be susceptible to being adequately determined at law. Notwithstanding anything in this Agreement to the contrary, if, on the Closing Date, (i) all of the conditions to Closing contained in Article V have been satisfied, (ii) Seller has notified Purchaser of its intention to consummate the transactions contemplated under this Agreement, and (iii) Seller is ready and able to transfer the Subject Assets to Purchasers in accordance with this Agreement and furnishes evidence to that effect to Purchaser, and if the Closing does not occur due to the refusal of Purchaser to so consummate the transactions contemplated under this Agreement, Seller, in addition to and not in limitation of any other remedies available to it, will be entitled to specifically enforce the terms of this Agreement in a court of competent jurisdiction, it being acknowledged that monetary damages due Seller in such case may not be susceptible to being adequately determined at law.

                                   ARTICLE IX
                                   ----------

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of Seller or Purchaser, the representations and warranties of Seller, Shareholders and Purchaser contained in this Agreement or in any certificate, Schedule or other document furnished or to be furnished pursuant to this Agreement, will survive the Closing.

         9.2 SELLER'S AND SHAREHOLDERS' INDEMNIFICATION. Seller and Shareholders (except as hereinafter provided), jointly and severally, will indemnify and save harmless Purchaser and its subsidiaries, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses and costs of investigation and litigation) resulting from or attributable to (a) the breach of, or misstatement in, any one or more of the representations or warranties of Seller and Shareholders made in or pursuant to this Agreement, (b) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the representations or warranties of Seller and Shareholders made in or pursuant to this Agreement, (c) any and all obligations, debts or other liabilities of Seller not expressly assumed by Purchaser pursuant to this Agreement (including, without limitation, the items specified in Section 1.2(a)), (d) any liability or other obligation under the

Worker Adjustment Retraining Notification Act incurred in connection with any employment loss occurring any time through the date of the Closing, or (e) Seller's noncompliance with any provision of law regarding bulk transfers or similar laws. Notwithstanding the foregoing, Shareholders do not indemnify Purchaser in respect of the representations and warranties contained in Section
3.20 or in respect of any liabilities for environmental matters.

         9.3 DEFENSE OF CLAIM. In case Purchaser has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against Seller and/or Shareholders pursuant to this Agreement, Purchaser will give notice in writing to Seller and Shareholders. Within 15 days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by Seller and Shareholders from sources other than Purchaser, Seller and/or Shareholders may give Purchaser written notice of its or their election to conduct the defense of such claim, action or proceeding at its or their own expense. If Seller and/or Shareholders have given Purchaser such notice of election to conduct the defense, Seller and/or Shareholders may conduct the defense at its or their expense, but Purchaser will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of Purchaser, without a right of further reimbursement in respect of such expenses. If Seller and/or Shareholders have not so notified Purchaser in writing (within the time above provided) of its or their election to conduct the defense of such claim, action or proceeding, Purchaser may (but need not) conduct (at Seller's and Shareholders' expense) the defense of such claim, action or proceeding. Purchaser may at any time notify Seller and Shareholders of Purchaser's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which Seller and/or Shareholders have not previously elected to conduct) and may make such settlement, compromise or satisfaction (at

Seller's and Shareholders' expense) unless Sellers and/or Shareholders notify Purchaser in writing (within 15 days after receipt of such notice of intention to settle, compromise or satisfy) of its or their election to assume (at its or their sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any settlement, compromise or satisfaction made by Purchaser, or any such final judgment or decree entered in, any claim, action or proceeding defended only by Purchaser, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, Seller and Shareholders as fully as though they alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If Seller and/or Shareholders have elected under this Section 9.3 to conduct the defense of any claim, action or proceeding, then Seller and Shareholders will be jointly and severally obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If Seller and/or Shareholders elect to settle, compromise or satisfy any claim, action or proceeding defended by it, the cost of any such settlement, compromise or satisfaction will be borne entirely by Seller and Shareholders, jointly and severally. Purchaser and Seller and Shareholders will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 9.3.

         9.4 PURCHASER'S INDEMNIFICATION. Purchaser covenants and agrees to indemnify and save harmless Seller from any and all costs, expenses, losses, damages and liabilities incurred or suffered by Seller (including reasonable legal fees and costs) resulting from or attributable to (a) the breach of, or misstatement in, any one or more of the representations or warranties of Purchaser made in or pursuant to this Agreement or (b) the failure of Purchasers to fulfill, pay or discharge any obligations, debts, or liabilities expressly assumed by Purchaser pursuant to this Agreement, to the same extent as provided in Clauses
(a), (b) and (c) of Section 9.2, and in the same manner as provided in Section 9.3, of this Article IX.

         9.5 LIMITATIONS ON INDEMNIFICATION. No claim for indemnification under Sections 9.2(a) or (b) or 9.4(a) may be made unless and until the aggregate amount of all claims for indemnification that may be asserted under the applicable Section exceeds $25,000. Notwithstanding any other term or provision in this Agreement to the contrary, (a) in no event will Seller be liable to Purchaser for claims of indemnification under Section 9.2(a) or (b) in an aggregate amount in excess of $1,200,000 (except that such limitation shall not apply to any claim for breach of the representations and warranties contained in the first and second sentences of Section 3.6), (b) in no event will either or both Shareholders be liable to Purchaser for claims of indemnification under Section 9.2(a) or (b) in an aggregate amount in excess of $750,000 (except that such limitation shall not apply to any claim for breach of the representations and warranties contained in the first and second sentences of Section 3.6), (c) in no event will Purchaser be liable to Seller for claims of indemnification under Section 9.4(a) in an aggregate amount in excess of $1,200,000, (d) in no event will Seller be liable for any claim of indemnification under this Article IX unless Purchaser gives written notice of such claim to Seller within two years after the Closing Date (except that a notice of a claim for indemnification relating to representations and warranties contained in Sections 3.11, 3.19 and 3.20 may be given for so long as any applicable statute of limitations has not expired, been suspended or been waived or extended and for 30 days thereafter), (e) in no event will either Shareholder be liable for any claim of indemnification under this
Article IX unless Purchaser gives written notice of such claim to Seller within one year after the Closing Date, and (f) Purchaser will not institute proceedings to satisfy a judgment against either Shareholder in respect of a claim for indemnification under this Article IX unless Purchaser shall make written demand of Seller for payment of such judgment and Seller shall fail to make such payment within 30 days thereafter.

         9.6 EXCLUSIVE REMEDY. This Article IX and the specific performance provisions of Article VIII set forth the exclusive remedies of Purchaser or Seller for any claim relating to this Agreement or the transactions contemplated by this Agreement, except in the event of fraud; provided, however, that this limitation shall not affect the right of Purchaser or Seller to terminate this Agreement if any of the conditions precedent contained in Articles V or VI, respectively, shall not be fulfilled.

                                   ARTICLE X
                                   ---------

                         CONDUCT PRIOR TO CLOSING DATE
                         -----------------------------

         10.1 CONTINUATION OF BUSINESS. Until the Closing Date, Seller will continue to conduct its business in the ordinary and usual course consistent with past practice, and, without limiting the generality of this undertaking, Seller will not do or suffer to be done any of the following relating to the Business, whether or not in the ordinary and usual course, without the prior written consent of Purchaser:

                 (a) Enter into any contract, commitment or arrangement other than those of the type described in clauses (i) and (ii) of
         Section 3.13;

                 (b) Increase the rate or amount of compensation or the amount or type of other remuneration to any of its employees, agents or other representatives, or agree to do so;

                 (c) Make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements;

                 (d)      Purchase or agree to purchase any additional Fixed
         Assets;

                 (e) Allow any of the Subject Assets to become subject to any liens or encumbrances;

                 (f) Negotiate with anyone other than Purchaser for, or participate with anyone other than Purchaser in, the acquisition of all or any part of the Subject Assets or the Business; or

                 (g)      Make any material change in accounting methods.

         10.2 PRESERVATION OF BUSINESS. Seller will use all reasonable efforts to (i) preserve intact its present business organization and personnel,
(ii) preserve the Business and its relationships with all persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information and other similar rights relating to the Business. Seller will maintain in force all property and casualty insurance which it presently carries.

         10.3 CUSTOMERS AND SUPPLIERS. During the period between the date of this Agreement and the Closing Date, Seller will use all reasonable efforts to assist Purchaser in maintaining the benefit of Seller's relationships with its customers and suppliers. These efforts will include, without limitation, accompanying Purchaser's representatives to meetings with such customers and suppliers and otherwise encouraging such customers and suppliers to continue to do business with Purchaser upon the same terms as have been enjoyed by Seller.

         10.4 MAINTENANCE OF INVENTORY, SUPPLIES AND FIXED ASSETS. During the period between the date of this Agreement and the Closing Date, Seller will
(i) maintain inventories and supplies which are consistent in type with those historically maintained by Seller in respect of the Business and which are consistent in quantity with those maintained by Seller as of August 31, 1995 in respect of the Business, in each case as shown on the books and records of Seller which have been delivered to Purchaser and (ii) maintain the Fixed Assets in good operating condition and repair, reasonable wear and tear excepted. During such period, Seller will, prior to ordering any additional inventory, consult with Purchaser regarding the terms and advisability of making such orders.

         10.5 EMPLOYEES AND SALES REPRESENTATIVES. During the period between the date of this Agreement and the Closing Date, Seller will use all reasonable efforts to assist Purchaser in retaining the employees and sales representatives of the Business.

         10.6 CONSENTS AND APPROVALS. Seller will use all reasonable efforts to obtain all necessary consents and approvals of all persons, firms, entities and governmental authorities to the consummation of the transactions contemplated by this Agreement.

         10.7 CONDITIONS. Each of Seller and Purchaser will use its reasonable efforts to cause the conditions set forth in Articles V and VI to be satisfied.

                                   ARTICLE XI
                                   ----------

                   ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                   -----------------------------------------

         The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void; provided that, without such consent, Purchaser may assign its rights under this Agreement to any direct or indirect subsidiary of Meridian. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchaser and Seller, respectively, and their respective successors and permitted assigns.

                                  ARTICLE XII
                                  -----------

                                    EXPENSES
                                    --------

         Purchaser and Seller will bear their own respective expenses, including, without limitation, counsel and accountants' fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement, except that at the Closing Purchaser will reimburse Seller for certain accountants' fees in the amount of $17,000.

                                  ARTICLE XIII
                                  ------------

                                    NOTICES
                                    -------

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

                 To Purchaser:             Meridian National Corporation
                 ------------
                                           805 Chicago Street
                                           Toledo, Ohio  43611
                                           Facsimile No.:  (419) 729-1217
                                           Attention:  William D. Feniger, President

                 With a copy to:           Benesch, Friedlander,
                                             Coplan & Aronoff
                                           2300 BP America Building
                                           200 Public Square
                                           Cleveland, Ohio  44114-2378
                                           Facsimile No.:  (216) 363-4588
                                           Attention:  Michael J. Meaney, Esq.

                 To Seller or
                 ------------
                 Shareholders:             Doolan Industries, Inc.
                 ------------
                                           1223 North Church Street
                                           Moorestown, New Jersey  08057
                                           Facsimile No.:  (609) 231-1234
                                           Attention:  Timothy Stein

                 With a copy to:           Blank, Rome, Comisky & McCauley
                                           Four Penn Center Plaza
                                           Philadelphia, PA  19103
                                           Facsimile No.:  (215) 569-5555
                                           Attention:  Arthur H. Miller


                                  ARTICLE XIV
                                  -----------

                             REMEDIES NOT EXCLUSIVE
                             ----------------------

         No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy under this Agreement, and each and every such remedy will be cumulative and will be in addition to every remedy given under this Agreement. The election of any one or more remedies by Purchaser or Seller will not constitute a waiver of the right to pursue other available remedies.

                                   ARTICLE XV
                                   ----------

                                NON-COMPETITION
                                ---------------

         15.1    NON-COMPETITION AGREEMENT.

                 (a) For a period of three years from and after the Closing Date, Seller and Shareholders each agree that it or he will not, directly or indirectly (and Seller will cause all Subsidiaries, now or subsequently existing, not to, directly or indirectly):

                      (i) engage in, carry on or have any debt or equity (fixed or contingent) interest in a business all or a portion of which is substantially similar to the Business as carried on by Seller on the Closing Date, provided that after the expiration of a period of 18 months from the Closing Date, Seller and Shareholders may engage in, carry on or have an interest in a business, the activities of which are limited solely to selling, brokering or trading (but not, directly or indirectly, slitting, cutting, processing or otherwise adding value to) steel,

                      (ii) enter into, engage in, or be employed by or consult with any business all or a portion of which is in competition with the Business as carried on by Seller on the Closing Date, provided that after the expiration of a period of 18 months from the Closing Date, Seller and Shareholders may engage in, carry on or have an interest in a business, the activities of which are limited solely to selling, brokering or trading (but not, directly or indirectly, slitting, cutting, processing or otherwise adding value to) steel,

                    (iii) employ, assist in employing or otherwise associate in business with any employee of the Business as of the Closing Date until a period of at least one year has expired since such employee was employed by the Business,

                      (iv) induce any person who is a present or future employee, officer, agent, affiliate or customer of Purchaser now or subsequently existing to terminate the relationship, and

                      (v) induce any customer or supplier of Seller to refuse to do business with Purchaser on as favorable terms as previously done with Seller.

         The prohibitions in clauses (i) and (ii) will apply only to any place or location set forth on Exhibit "B" to this Agreement (the "Restricted Territory") and only to flat rolled ferrous steel which is both .250 or lighter and 72" wide or narrower. The sale by Seller of Scrap Inventory pursuant to Section 2.4 for a period of 60 days after the Closing Date and the sale of Returned Products pursuant to Section
         16.15 will not constitute a violation of this Section. Each of Seller and Shareholders acknowledges and agrees that the length of time and geographic restriction pertaining to all prohibitions in this Subsection (a) both are reasonable and necessary for the legitimate protection of Purchaser's business and interests.

                 (b) Each of Seller and Shareholders expressly agrees and understands that the remedy at law for any breach by Seller of this
         Article XV will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged and agreed that upon adequate proof of Seller's or a Shareholder's violation of this Article XV, Purchaser will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary





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         restraining order restraining any threatened or further breach.
         Nothing in this subsection (b) will be deemed to limit Purchaser's remedies at law or in equity for any breach by Seller or a Shareholder of any of the provisions of this Agreement which may be pursued or availed of by Purchaser.

                 (c) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in this Section 15.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

                 (d) In the event Seller or a Shareholder violates any legally enforceable provision of this Section 15.1 as to which there is a specific time period during which Seller or a Shareholder is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

         15.2 DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by law or necessary in connection with any dealings with any public agency or authority, from and after the Closing Date, Seller and Shareholders will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, Purchaser, any confidential information (written or oral), documents, lists or other data of or respecting any aspect of the Subject Assets or the Business.





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                                  ARTICLE XVI
                                  -----------

                                 MISCELLANEOUS
                                 -------------

         16.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         16.2 CAPTIONS AND SECTION HEADINGS. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         16.3 POSSESSION OF SUBJECT ASSETS. Possession of the Subject Assets will be given to Purchaser on the Closing Date. Purchaser will not acquire any title to the Subject Assets until possession has been given to it in accordance with this Section 16.3, and, accordingly, all risk and loss with respect to the Subject Assets will be borne by Seller until possession has been given to Purchaser. For purposes of this Section 16.3, possession will be deemed to have been given to Purchaser when Seller delivers or causes to be delivered to Purchaser good and sufficient instruments of transfer and conveyance as provided in this Agreement.

         16.4 WAIVERS. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         16.5 RIGHT OF INSPECTION. From and after the date of this Agreement to the Closing Date, Seller will give to Purchaser and its counsel, accountants and other representatives, full access during normal business hours to its offices (both in Gary and (in respect of the Business) in New Jersey), properties, agreements, records and affairs, and will furnish copies of all Contracts and other instruments as Purchaser or its counsel may reasonably request. Such





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investigation will not affect the warranties and representations of Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of Seller will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Seller or other third parties not under a confidentiality obligation with Seller without fault on the part of Purchaser, or unless otherwise required by law.

         Seller and Purchaser shall each make their respective books and records available for inspection and copying by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a five year period after the Closing Date, with respect to all transactions occurring prior to and relating to the Closing, the historical financial condition, results of operations and changes in financial position of the Business or Seller's obligations which are assumed by Purchaser. All such information will be treated confidentially and will be used only for the reasonable business purpose of the party inspecting such records. The recipient of such information will enter into a customary confidentiality agreement in respect thereof.

         16.6 BULK SALES INDEMNITY. Purchaser hereby waives compliance with the provisions of any applicable bulk transfer laws, and Seller covenants that all debts, obligations and liabilities relating to the Business will be promptly paid and discharged by Seller as and when they become due and payable. Seller and Shareholders further agree, jointly and severally, to indemnify and hold Purchaser harmless from and against any and all loss and expense suffered directly or indirectly by Purchaser by reason of or arising out of non-compliance with any bulk transfer law.





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         16.7    BROKERS.  Seller will pay the fees and expenses of any brokers or finders retained by Seller in connection with this transaction (including, without limitation, Johnson Enterprises, Inc.) and will indemnify Purchaser against any claims by any such brokers or finders. Purchaser will pay the fees and expenses of any brokers or finders retained by Purchaser in connection with this transaction and will indemnify Seller against any claims by any such brokers or finders.

         16.8 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents to take such additional action as is reasonably necessary or appropriate for such purposes.

         16.9 ENTIRE AGREEMENT. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         16.10 GOVERNING LAWS. This Agreement is to governed by and construed in accordance with the internal laws of the State of Ohio.

         16.11 KNOWLEDGE. All references to "knowledge" or "best knowledge" of a party means the actual knowledge of a party without investigation but will be deemed to include information contained in the books and records of a party. Actual knowledge of any officer or director of a party (or, in the case of Seller, of Steve Orshonski or Carol McCabe) will be imputed to, and deemed to be actual knowledge of, that party.





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         16.12   PRESS RELEASES.  Prior to the Closing, Seller will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of Purchaser.

         16.13 CERTAIN ADJUSTMENTS. If Purchaser receives payment from a customer in respect of goods shipped by Seller, Purchaser promptly will remit such amount to Seller. If Seller receives payment from a customer in respect of goods shipped by Purchaser, Seller promptly will remit such amount to Purchaser.

         16.14 DATA PROCESSING SERVICES. If requested by Purchaser, for a period of up to six months after the Closing Date Seller will provide Purchaser with data processing services of the type presently provided to the Business. Purchaser will pay the reasonable costs of providing such services.

         16.15   RETURNED PRODUCTS.        Seller shall be liable for
satisfying the claims of customers for returned or rejected products relating to sales occurring through the Closing Date ("Returned Products"). In the event that there are Returned Products, Seller will give notice thereof to Purchaser and will give Purchaser the opportunity to purchase the Returned Products at prices to be negotiated between the parties. If the parties cannot agree, Seller will have the right to sell Returned Products in any geographical area for a period of 30 days after Seller gave such notice to Purchaser. After such 30 day period, Seller may sell the Returned Products only outside of the Restricted Territory (as defined in Section 15.1). Notwithstanding the foregoing provisions, in no event may Seller sell any Returned Products in the Restricted Territory after the 90th day after the Closing Date.





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         16.16   HEALTH CARE COVERAGE.  Purchaser agrees that all employees of
Seller who become employees of Purchaser on the Closing Date will be immediately provided with coverage under the Community Mutual Blue Cross/Blue Shield health care plan currently provided to employees (and their spouses and dependents) of Meridian and its subsidiaries, a copy of which has been provided to Seller. Purchaser has been advised by Community Mutual that such health care plan shall not limit coverage for Seller's employees (and their spouses and dependents) who were covered under the group plan with Seller's carrier with regard to pre-existing conditions.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                      OTTAWA RIVER STEEL CO.

                                      By:   /s/ Joseph Klobuchar, Jr.
                                           ------------------------------
                                      Its:  Vice President
                                           ------------------------------

                                                 "PURCHASER"



                                      DOOLAN INDUSTRIES, INC.

                                      By:   /s/ Timothy Stein
                                           ------------------------------

                                      Its:  President
                                           ------------------------------

                                                 "SELLER"


                                      /s/ Timothy Stein
                                      -----------------------------------
                                      TIMOTHY STEIN


                                      /s/ Juergen H. Weberbauer
                                      -----------------------------------
                                      JUERGEN H. WEBERBAUER





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